Exhibit 10.5

THE HONEST COMPANY, INC.

NON-EMPLOYEE DIRECTOR COMPENSATION POLICY

Each member of the Board of Directors (the “Board”) of The Honest Company, Inc. (the “Company”) who is not also serving as an employee of the Company or any of its subsidiaries (each such member, an “Eligible Director”) will receive the compensation described in this Non-Employee Director Compensation Policy (this “Policy”). An Eligible Director may decline all or any portion of his or her compensation by giving notice to the Company prior to the date cash is to be paid or equity awards are to be granted, as the case may be. This Policy will be effective upon the execution of the underwriting agreement between the Company and the underwriter(s) managing the initial public offering of the Common Stock, pursuant to which the Common Stock is priced for the initial public offering (the date of such execution being referred to as the “Effective Date”). This Policy may be amended at any time in the sole discretion of the Board, or by the Compensation Committee of the Board (the “Compensation Committee”) at the recommendation of the Board. Unless otherwise defined herein, capitalized terms used in this Policy will have the meaning given to such terms in the Company’s 2021 Equity Incentive Plan or if such plan is no longer in use, the meaning given to such terms or any similar terms in the primary successor to such plan (in either case, the “Plan”).

I.	Annual Cash Compensation

The annual cash compensation amount set forth below is payable to Eligible Directors in equal quarterly installments, payable in arrears on the last day of each fiscal quarter of the Company (each, a “Quarterly Date”) in which the service occurred. If an Eligible Director joins the Board or a committee of the Board at a time other than effective as of the first day of a fiscal quarter of the Company, each annual retainer set forth below will be pro-rated based on days served in the applicable fiscal year of the Company, with the pro-rated amount paid for the first fiscal quarter of the Company in which the Eligible Director provides the service, and regular full quarterly payments to be paid thereafter. All annual cash fees are vested upon payment.

1.	Annual Board Service Retainer:

a.	All Eligible Directors: $50,000

2.	Annual Board Leadership Retainer (inclusive of Annual Board Service Retainer):

a.	Non-executive Chair of the Board (if applicable): $125,000

b.	Lead Independent Director (if applicable): $70,000

3.	Annual Committee Member Service Retainer:

a.	Member of the Audit Committee: $15,000

b.	Member of the Compensation Committee: $7,500

c.	Member of the Nominating and Corporate Governance Committee: $5,000

4.	Annual Committee Chair Service Retainer (inclusive of Annual Committee Member Service Retainer):

a.	Chair of the Audit Committee: $20,000

b.	Chair of the Compensation Committee: $15,000

c.	Chair of the Nominating and Corporate Governance Committee: $10,000

The Company will also reimburse each Eligible Director for his or her customary and documented travel expenses incurred in connection with his or her attendance at Board and committee meetings. Such reimbursements shall be paid on the same date as the annual cash fees are paid.

II.	Equity Compensation

The equity compensation set forth below will be granted under the Plan and the applicable RSU Award Agreement.

1.

Initial Grant: For each Eligible Director who is first elected or appointed to the Board on or following the Effective Date, at the close of business on the date of such Eligible Director’s initial election or appointment to the Board, the Eligible Director will be automatically, and without further action by the Board or the Compensation Committee, granted an RSU Award covering a number of restricted stock units equal to (a) $185,000 divided by (b) the average Fair Market Value of a share of Common Stock for the 30 consecutive market trading days ending on and including the last market trading day prior to the grant date of such RSU Award (or if such RSU Award is granted on the Effective Date, the initial per share price to the public as set forth in the final prospectus included within the registration statement in Form S-1 filed with the Securities and Exchange Commission for the initial public offering of the Common Stock (the “IPO Price”)), rounded down to the nearest whole unit (each, an “Initial Grant”). The Initial Grant will vest in three equal annual installments on the one-, two- and three-year anniversaries of the Eligible Director’s initial election or appointment to the Board, subject to the Eligible Director’s Continuous Service on each vesting date.

2.

Annual Grant and Prorated Annual Grant: At the close of business after the first Annual Meeting following the Effective Date on the date of each annual meeting of the Company’s stockholders (each, an “Annual Meeting”), each person who is then an Eligible Director will be automatically, and without further action by the Board or the Compensation Committee, granted an RSU Award covering a number of restricted stock units equal to (a) $185,000 divided by (b) the average Fair Market Value of a share of Common Stock for the 30 consecutive market trading days ending on and including the last market trading day prior to the grant date of such RSU Award, rounded down to the nearest whole unit (each, an “Annual Grant”).

In addition, for each Eligible Director who is first elected or appointed to the Board after the first Annual Meeting following the Effective Date on a date other than the date of an Annual Meeting, at the close of business on the date of such Eligible Director’s initial election or appointment to the Board, the Eligible Director will be automatically, and without further action by the Board or the Compensation Committee, granted an RSU Award covering a number of restricted stock units equal to (a) $185,000 multiplied by a fraction, the numerator of which equals 365 minus the total number of days, as of the grant date of such RSU Award, that have occurred since the last Annual Meeting and the denominator of which equals 365, divided by (b) the average Fair Market Value of a share of Common Stock for the 30 consecutive market trading days ending on and including the last market trading day prior to the grant date of such RSU Award, rounded down to the nearest whole unit (each, a “Prorated Annual Grant”).

Each Annual Grant and Prorated Annual Grant will vest in full on the earlier of (a) the one-year anniversary of the grant date of the Annual Grant or Prorated Annual Grant, as applicable, and (b) the date immediately prior to the date of the Annual Meeting next following the grant date of such Annual Grant or Prorated Annual Grant, as applicable, subject to the Eligible Director’s Continuous Service on the vesting date.

3.

Interim Annual Grant and Prorated Interim Annual Grant: At the close of business on the Effective Date, each person who is then an Eligible Director will be automatically, and without further action by the Board or the Compensation Committee, granted an RSU Award (each, an “Interim Annual Grant”). Each Interim Annual Grant will cover a number of restricted stock units equal to (a) $185,000 multiplied by a fraction, the numerator of which equals the total number of days during the period beginning on the Effective Date and ending on June 1, 2022 (such date, the “Assumed First Annual Meeting Date”) and the denominator of which equals 365, divided by (b) the IPO Price, rounded down to the nearest whole unit. Each Interim Annual Grant will vest as to 1/13th of the Interim Annual Grant on June 1, 2021, and as to 12/13th of the Interim Annual Grant on the earlier of (a) the date immediately prior to the date of the Annual Meeting next following the grant date of the Interim Annual Grant and (b) the Assumed First Annual Meeting Date, subject to the Eligible Director’s Continuous Service through each vesting date.

In addition, each person who is first elected or appointed to the Board following the Effective Date but prior to the Assumed First Annual Meeting Date will be automatically, and without further action by the Board or the Compensation Committee, granted an RSU Award (each, a “Prorated Interim Annual Grant”) at the close of business on the date of such Eligible Director’s initial election or appointment to the Board. Each Prorated Interim Annual Grant will cover a number of restricted stock units equal to (a) $185,000 multiplied by a fraction, the numerator of which equals the total number of days during the period beginning on the date the applicable Eligible Director was first elected or appointed to the Board and ending on the Assumed First Annual Meeting Date and the denominator of which equals 365, divided by (b) the average Fair Market Value of a share of Common Stock for the 30 consecutive market trading days ending on and including the last market trading day prior to the grant date of such Prorated Interim Annual Grant, rounded down to the nearest whole unit. Each Prorated Interim Annual Grant will vest in full on the earlier of (a) the date immediately prior to the date of the Annual Meeting next following the grant date of the Prorated Interim Annual Grant and (b) the Assumed First Annual Meeting Date, subject to the Eligible Director’s Continuous Service through the vesting date.

4.	Elections to Receive an RSU Award in Lieu of Annual Cash Retainers:

a. Retainer Grant. For the fiscal year of the Company in which the Effective Date occurs and each fiscal year of the Company thereafter, each Eligible Director may elect (such election, a “Retainer Grant Election”) to forego receiving payment of all (but not less than all) of the compensation he or she is otherwise eligible to receive in cash under Article I of this Policy for the period during the fiscal year of the Company to which the Retainer Grant Election applies commencing on the Retainer Grant Measurement Date and ending on the last day of the fiscal year of the Company to which the Retainer Grant Election applies (each such period, a “Retainer Grant Measurement Period”) and receive an RSU Award instead (each, a “Retainer Grant”) but only if the Retainer Grant Election is timely made in accordance with the requirements of this Section 4. If an Eligible Director timely makes a Retainer Grant Election pursuant to Section 4.b below, on the Retainer Grant Measurement Date (as defined below), such Eligible Director will be automatically, and without any further action by the Board or the Compensation Committee, granted a Retainer Grant covering a number of restricted stock units equal to (a) the aggregate amount of cash compensation under Article I of this Policy that such

Eligible Director is eligible to receive for the applicable Retainer Grant Measurement Period divided by (b) the average Fair Market Value of a share of Common Stock for the 30 consecutive market trading days ending on and including the last trading day prior to the grant date of such Retainer Grant, rounded down to the nearest whole unit. For purposes of this Policy, “Retainer Grant Measurement Date” means the first day of the fiscal year of the Company to which the Retainer Grant Election applies, provided that if the Retainer Grant Election is made in the same fiscal year of the Company to which it applies, then the Retainer Grant Measurement Date means the first day of the fiscal quarter of the Company next following the fiscal quarter of the Company in which the Retainer Grant Election is made.

Each Retainer Grant will vest as to the Retainer Grant Vesting Percentage on each Quarterly Date following the grant date of the Retainer Grant, subject to such Eligible Director’s Continuous Service through each vesting date. The “Retainer Grant Vesting Percentage” equals (a) 100% multiplied by (b) a fraction, the numerator of which equals one and the denominator of which equals the number of Quarterly Dates occurring during the period commencing on the grant date of the applicable Retainer Grant and ending on the last day of the fiscal year of the Company in which such Retainer Grant was granted.

b. Election Mechanics. Unless otherwise determined by the Board or the Compensation Committee, for any Retainer Grant Election to be effective, it must be submitted to the Company’s General Counsel (or such other individual as the Company designates) (i) on or prior to the last day of the calendar year immediately preceding the first calendar year in which the Retention Grant Election will be effective, or (ii) within 30 days after the Eligible Director first becomes eligible to participate in this Policy. An Eligible Director may only make a Retainer Grant Election during a period in which the Company is not in a quarterly or special blackout period and the Eligible Director is not aware of any material non-public information. In addition, an Eligible Director may not make a Retainer Grant Election that applies to the fiscal year in which he or she first becomes eligible to participate in this Policy after the third Quarterly Date in such fiscal year. Any Retainer Grant Election will be irrevocable, and will be subject to such rules, conditions and procedures as shall be determined by the Board or the Compensation Committee, in its sole discretion, which rules, conditions and procedures shall at all times comply with the requirements of Code Section 409A, unless otherwise specifically determined by the Board or the Compensation Committee. Retainer Grant Elections shall be made pursuant to a form of election in substantially the form attached hereto as Exhibit A or such other form as approved by the Board or the Compensation Committee. An Eligible Director who fails to make a timely Retainer Grant Election will not receive a Retainer Grant and instead will receive the cash compensation under Article I of this Policy.

III.	Eligible Director Compensation Limit

Notwithstanding anything herein to the contrary, the cash compensation and equity compensation that each Eligible Director is entitled to receive under this Policy shall be subject to the limits set forth in Section 3(d) of the Plan.

IV.	Change in Control; Death; Disability

Each RSU Award held by an Eligible Director that is granted under this Policy will vest in full upon such Eligible Director’s death or Disability, or immediately prior to the consummation of a Change in Control, in each case, to extent such RSU Award is outstanding as of immediately prior to the occurrence of such event.

V.	Deferral of RSU Awards

Unless and until otherwise determined by the Board or the Compensation Committee, as applicable, each Eligible Director may elect to defer the delivery of shares in settlement of any RSU Award granted pursuant to this Policy that would otherwise be delivered to such Eligible Director on or following the date such RSU Award vests pursuant to the terms of this Policy (the “Deferral Election”). Unless otherwise determined by the Board or the Compensation Committee, for any such Deferral Election to be effective, it must be submitted to the Company’s General Counsel (or such other individual as the Company designates) (a) on or prior to the last day of the calendar year immediately prior to the calendar year in which the RSU Award to which the Deferral Election relates is granted, or (b) within 30 days after the applicable Eligible Director first becomes eligible to participate in the Policy. Any Deferral Election will be irrevocable, and will be subject to such rules, conditions and procedures as shall be determined by the Board or the Compensation Committee, in its sole discretion, which rules, conditions and procedures shall at all times comply with the requirements of Section 409A, unless otherwise specifically determined by the Board or the Compensation Committee. Deferral Elections shall be made pursuant to a form of deferral election in substantially the form attached hereto as Exhibit A or such other form as approved by the Board or the Compensation Committee.

Approved by the Board of Directors: April 8, 2021

Effective Date:

EXHIBIT A

THE HONEST COMPANY, INC.

NON-EMPLOYEE DIRECTOR COMPENSATION POLICY

Restricted Stock Unit Deferral and Retainer Grant Election Form

For Eligible Directors

Please complete and return this Restricted Stock Unit Deferral and Retainer Grant Election Form (the “Election Form”), as described below, [for existing non-employee directors making elections for 2021: within 30 days after the Effective Date of the Policy] [for existing non-employee directors making elections for 2022 or any year thereafter: on or before December 31 of each year] [for new non-employee directors: within 30 days following the date you join the Board] (the “Submission Deadline”), to Brendan Sheehey, General Counsel, The Honest Company, Inc. 12130 Millennium Drive, #500, Los Angeles, California 90094.

Neither the provision of this Election Form nor your completion of this Election Form represents a commitment by the Company to grant an Award to you. The grant of an Award remains subject to the terms of the Company’s Non-Employee Director Compensation Policy as may be hereinafter amended (the “Policy”). Terms not otherwise defined herein shall have the meaning set forth in the Policy or the Plan, as applicable.

I understand that my Election Form will become irrevocable effective as of the Submission Deadline.

I.	PERSONAL INFORMATION

(Please print)

Participant Name: (the “Participant”)

II.	RETAINER GRANT ELECTION

By signing below, I elect to forego receiving payment of all (but not less than all) of the compensation I am otherwise eligible to receive in cash under Article I of the Policy for the period during the fiscal year of the Company ended [___] commencing on [______]1 and ending on [______],2 and to receive a Retainer Grant in lieu thereof. If I do not timely submit a properly completed Election Form, I will not receive the applicable Retainer Grant and will instead receive the applicable cash compensation under Article I of the Policy.

III.	RSU AWARD DEFERRAL ELECTION

By signing below, I elect to defer in accordance with this Article III 100% of my [_____]3 that may be granted to me, if any, under the Plan and pursuant to the Policy in the calendar year following the calendar year in which I tender this election (or if I first became eligible to participate in the Policy in the calendar year in which I tender this election, in the calendar year in which I tender this election). If I do not timely submit a properly completed Election Form, then my [_____]4 will vest and settle in accordance with the terms of the Policy, the Plan, and the applicable RSU Award Agreement.

[1]	Applicate Retainer Grant Measurement Date
[2]	Last day of the fiscal year of the Company to which the Retainer Gant Election applies
[3]	Awards with respect to which the Eligible Director is making a deferral election to be included.
[4]	Awards with respect to which the Eligible Director is making a deferral election to be included.

All Awards that are deferred pursuant to this Section III are referred to as “Deferred Awards” in this Election Form.

By signing below, I elect to have my Deferred Awards settled as follows:

1. Subject to the following paragraph, my Deferred Awards will be settled in a single lump sum installment in whole shares on the earlier of

(a) immediately prior to a Change in Control, provided that, for the avoidance of doubt, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A; or

(b) [within 60 days following my Separation Date or my death, whichever is earlier] [OR] [the earlier of (i) the date that is five years after the grant date of the applicable Deferred Award and (ii) the date that is five years after my Separation Date or death.]

For the purposes of the foregoing, “Separation Date” means the date of my retirement or other separation from service with the Company and all of its Affiliates (as determined in accordance with Section 409A(2)(A)(i) of the Code and Treasury regulation section 1.409A-1(h)).

2. If a distribution hereunder is triggered because of my Separation Date and I am a “specified employee” within the meaning of Section 409A at the time of my Separation Date, then the distribution that I would otherwise be entitled to receive upon the Separation Date will not be settled until the date that is 6 months and 1 day following the Separation Date, unless I die following my Separation Date, in which case, my distribution will commence as soon as practicable following my death.

IV. PARTICIPANT ACKNOWLEDGEMENTS AND SIGNATURE

1. I agree to all of the terms and conditions of this Election Form.

2. I acknowledge that I have received and read a copy of the Plan’s prospectus and that I am familiar with the terms and provisions of the Plan.

3. I agree to the right of the Board or the Compensation Committee to amend or terminate my election under Article III at any time and for any reason, with or without notice; provided that such termination or amendment is performed in compliance with Section 409A (as determined by Company legal counsel in its sole and absolute discretion).

4. I understand that the obligation of the Company to settle any Deferred Awards is unfunded and that no assets of any kind have been segregated in a trust or otherwise set aside to satisfy any obligation under this Election Form. I also understand that any election to defer the settlement of any Awards pursuant to this Election Form will make me only a general, unsecured creditor of the Company.

5. I understand that any amounts deferred will be taxable as ordinary income in the year settled. Notwithstanding, I agree and understand that the Company does not guarantee in any way whatsoever the tax treatment of any deferrals or payments made under the Policy or this Election Form. I understand that I will be responsible for all taxes and any other costs owed with respect to any deferrals or payments made with respect to my Awards.

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6. I understand that the Company will be under no obligation to settle any Deferred Awards until any applicable tax withholding obligations are satisfied and that if I fail to satisfy any such tax withholding obligations I will forfeit my right to receive the shares subject to my Deferred Award. I understand that the Company has the right (but not the obligation) to withhold taxes from my Deferred Awards (including pursuant to net share withholding) in any amount and through such procedure as the Company deems necessary or desirable to satisfy any income or other tax obligations incurred with respect to my Awards.

7. I understand that, upon receipt of any Deferred Awards, in addition to federal taxes, I may owe taxes to the state where I resided at the time of vesting in the Deferred Awards and/or to the state where I reside when the Deferred Awards are settled, if different.

8. I understand, acknowledge and agree that the Board or the Compensation Committee has the discretion to make all determinations and decisions regarding any elections set forth on this Election Form.

9. I understand that this Election Form and the elections made hereunder are intended to comply with the requirements of Section 409A so that none of [the Deferred Awards or the Retainer Grant] issuable will be subject to the tax acceleration and additional penalty taxes imposed under Section 409A, and any ambiguities herein will be interpreted to so comply. If applicable, I understand that I am solely responsible for any accelerated income taxes and additional taxes and tax penalties imposed by Section 409A.

10. I also understand that this Election Form and the elections made hereunder will in all respects be subject to the terms and conditions of the Policy, the applicable Award Agreement and the Plan, as applicable. Should any inconsistency exist between this Election Form, the Policy, the Plan, the Award Agreement under which an Award was granted, and/or any applicable law, then the provisions of either the applicable law (including, but not limited to, Section 409A) or the Plan will control, with the Plan subordinated to the applicable law and the Award Agreement and the Policy subordinated to this Election Form.

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By signing this Election Form, I authorize the implementation of the above elections. I understand that my [deferral election and retainer grant election] are irrevocable effective as of the Submission Deadline and may not be changed in the future, except in accordance with the requirements of Section 409A and the procedures specified by the Board or the Compensation Committee.

Signed:________________________	Date: ___________________________, ______
Participant

Agreed to and accepted:

The Honest Company, Inc.,

By:___________________________	Date: ___________________________, _______

IMPORTANT DEADLINE: Please remember that if you wish to make any election set forth on this Election Form, then the properly completed Election Form must be signed by you and returned ON OR BEFORE THE SUBMISSION DEADLINE to Brendan Sheehey, General Counsel, at The Honest Company, Inc. by e-mail to bsheehey@thehonestcompany.com.

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